Exhibit 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of sanofi-aventis, dated June 3, 2005 (No. 333-125490), December 23, 2004 (No. 333-121584 and 333-121583) and July 22, 2003 (No. 333-107238), of our report dated March 28, 2006, relating to the consolidated financial statements of sanofi-aventis which appears in this annual report on Form 20-F for the year ended December 31, 2005.

Neuilly-sur-Seine, France

March 28, 2006

PricewaterhouseCoopers Audit

Jacques Denizeau	Catherine Pariset